Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT

INSIGHT ENTERPRISES, INC. REPORTS FIRST QUARTER RESULTS

Net Sales — $779 Million; GAAP Diluted EPS — $0.31; Non-GAAP Diluted EPS — $0.30

TEMPE, Ariz. – April 21, 2005 – Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the three months ended March 31, 2005.

First Quarter Highlights:

•	Quarterly net sales growth of 8% from $721.5 million in Q1 2004 to $779.4 million in Q1 2005.

•	Non-GAAP* net earnings growth of 11% from $13.7 million in Q1 2004 to $15.2 million in Q1 2005.

•	7% year-over-year growth in quarterly non-GAAP* diluted EPS from $0.28 in Q1 2004 to $0.30 in Q1 2005.

•	Quarterly net sales and earnings from operations growth for Insight North America of 10% and 38%, respectively, over prior year.

•	Insight North America posted earnings from operations as a percentage of net sales of 2.9% – the highest operating margin for Insight North America in the past eleven quarters.

“The first quarter was a solid quarter resulting in year over year growth in net sales and non-GAAP diluted earnings per share of 8% and 7%, respectively,” said Richard A. Fennessy, chief executive officer. “I am pleased with the results of the quarter and strategic direction we are taking to continue this growth into 2005 and beyond.”

Financial Summary Table

(in thousands, except per share data)

	Three Months Ended
	March 31,
Insight Enterprises, Inc.	2005	2004	% change
Net sales	$779,367	$721,485	8%
Net earnings – GAAP	$15,512	$16,588	(6%)
Net earnings – Non-GAAP *	$15,206	$13,700	11%
Diluted earnings per share – GAAP	$0.31	$0.34	(9%)
Diluted earnings per share – Non-GAAP *	$0.30	$0.28	7%
Insight North America
Net sales	$642,676	$582,312	10%
Earnings from operations – GAAP	$18,662	$13,532	38%
Earnings from operations – Non-GAAP *	$18,662	$13,532	38%
Insight UK
Net sales	$118,615	$120,477	(2%)
Earnings from operations – GAAP	$3,728	$6,574	(43%)
Earnings from operations – Non-GAAP *	$3,064	$3,414	(10%)
Direct Alliance Corporation
Net sales	$18,076	$18,696	(3%)
Earnings from operations – GAAP	$2,542	$3,272	(22%)
Earnings from operations – Non-GAAP *	$2,542	$3,272	(22%)

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2005 Results, Page 2	April 21, 2005

Use of Non-GAAP Financial Measures: The non-GAAP financial measures in the 2005 and/or 2004 periods exclude income resulting from reductions in liabilities assumed in a previous acquisition and the tax effects of these items. We exclude these items when internally evaluating the results of operations for the Company and the individual operating segments and when comparing results of operations to competitors’ operating results. We believe that the non-GAAP financial measures are useful to investors because they allow for greater transparency and facilitate comparisons to prior periods and to competitors. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Our effective tax rate for the three months ended March 31, 2005 was 38.6%. For the three months ended March 31, 2004, our effective tax rate from continuing operations was 30.8%. The increase in the effective tax rate was due primarily to the treatment of the income resulting from reductions in liabilities assumed in a previous acquisition. For the quarter ended March 31, 2005, the excess deferred tax asset was written-off after final settlement of a liability assumed in a previous acquisition. For the quarter ended March 31, 2004, the remaining valuation allowance associated with the future tax benefit of the reduced liability was released. The non-GAAP effective tax rate for the three months ended March 31, 2005 was 38.2%. The non-GAAP effective tax rate from continuing operations for the three months ended March 31, 2004 was 34.2%. The increase in the non-GAAP effective tax rate is due primarily to an increase in the percentage of taxable income in the United States, which is at higher rates than in the United Kingdom and Canada and an increase in the effective tax rate on interest income in the United Kingdom.

Working capital as of March 31, 2005 was $382.6 million compared to $280.2 million as of March 31, 2004. Annualized inventory turns, excluding inventories not available for sale, were consistent at 29 times for the first quarter of 2005 and 2004. The $42.6 million of inventories not available for sale at March 31, 2005 represents inventories segregated pursuant to binding customer contracts, which will be recorded as net sales when the criteria for sales recognition are met. Customer payments in advance of shipment of $36.0 million at March 31, 2005 primarily represent payments received from customers pursuant to these contracts. Days’ sales outstanding in ending accounts receivable (DSOs) were consistent at 46 for the first quarter of 2005 and 2004. Cash flows from operations for the three months ended March 31, 2005 and 2004 were $51.5 million and $45.3 million, respectively. Cash flows from operations for the three months ended March 31, 2005 resulted primarily from decreases in accounts receivable, increases in customer payments received in advance of shipment and net earnings before depreciation. These increases were offset partially by decreases in accounts payable and the inventories financing facility. Cash flows from operations for the three months ended March 31, 2004 resulted primarily from net earnings before depreciation and decreases in accounts receivable and inventories. The decreases in accounts receivable at both March 31, 2005 and 2004 were primarily due to seasonally lower sales in the first quarter of the year compared to the fourth quarter of the prior year.

We had no outstanding balance under our line of credit or accounts receivable securitization facility at March 31, 2005, compared to $8.1 million outstanding at March 31, 2004. This decrease is due primarily to cash flows from operations, proceeds received from the sale of PlusNet shares owned by the Company and proceeds from sale of common stock through stock option plans. These increases were offset partially by purchases of property and equipment. At March 31, 2005, we had $82.5 million in cash, although a large portion of our cash balance remains in the United Kingdom and a portion may be subject to taxes if transferred to the United States.

Reductions in Liabilities Assumed in Previous Acquisition

During the three months ended March 31, 2005 and 2004, Insight UK settled certain liabilities assumed in a previous acquisition for $664,000 and $3.2 million, respectively, less than the amounts originally recorded.

OPERATING SEGMENTS

We are a leading provider of information technology (“IT”) products and services to businesses in the United States, Canada and the United Kingdom. Our offerings include brand name computing products, IT services and outsourcing of business processes. During the quarter ended March 31, 2005, we were organized in the following three operating segments:

•	Provider of IT products and services – North America (“Insight North America”);

•	Provider of IT products and services – United Kingdom (“Insight UK”); and

•	Business process outsourcing provider (“Direct Alliance”).

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2005 Results, Page 3	April 21, 2005

Insight North America

Insight North America’s net sales in the first quarter of 2005 increased 10% to $642.7 million, compared to net sales of $582.3 million in the first quarter of 2004. “We were pleased to deliver double-digit growth rates in net sales,” said Fennessy. “This growth shows that we are starting to see some positive results relating to our internal initiatives to drive profitable sales growth.”

Insight North America’s gross profit as a percentage of net sales was 11.8% in the first quarter of 2005 and 2004. “Overall gross margin was consistent with last year, although we saw increases in areas we are focusing on. Specifically, we saw increases in freight margin, services and supplier reimbursements as a percentage of net sales,” said Stanley Laybourne, chief financial officer. “These increases were offset by decreases in product margin due to an increase in the percentage of sales to large enterprise customers, which are generally at lower gross margins, an increase in the write-offs of inventories and an increase in the allowances against vendor funds.”

Insight North America’s selling and administrative expenses were 8.9% of net sales for the three months ended March 31, 2005, compared to 9.5% of net sales for the first quarter of 2004. “The reduction in selling and administrative expenses as a percentage of net sales was due primarily to increased net sales and increases in operational efficiencies. These savings were offset partially by increased investments, most notably in marketing,” Laybourne said. Insight North America’s earnings from operations increased 38% to $18.7 million in the first quarter of 2005, compared to earnings from operations of $13.5 million in the first quarter of 2004. “Insight North America’s earnings from operations as a percentage of net sales reached 2.9%, the highest operating margin in the past eleven quarters,” Laybourne said.

Insight UK

Insight UK’s net sales in the first quarter of 2005 decreased 2% to $118.6 million, compared to net sales of $120.5 million in the first quarter of 2004. Increases in the British pound sterling exchange rates accounted for an increase of $3.3 million. Excluding the effect of fluctuations in the exchange rates, net sales decreased 4% from the first quarter of 2004. “Net sales decreased primarily due to a decrease in demand, particularly from our smaller business customers, and a decrease in the number of shipping days from 64 in the first quarter of 2004 compared to 61 in the first quarter of 2005,” said Fennessy. “Additionally, we experienced some targeted recruiting by competitors of some of our seasoned account executives, which negatively affected first quarter sales.”

Insight UK’s gross profit as a percentage of net sales was 13.2% in the first quarter of 2005 as compared to 13.9% in the first quarter a year ago. “The decrease in Insight UK’s gross margin over the prior year was due primarily to an increase in sales to large enterprise and public sector customers, which are generally at lower product margins, an increase in competitive pricing and a decrease in supplier reimbursements as a percentage of net sales,” said Laybourne. “These decreases were offset partially by an increase in supplier discounts and increases in referral fees from Microsoft for enterprise agreement renewals.”

For the first quarter of 2005, Insight UK’s selling and administrative expenses were 10.6% of net sales compared to 11.0% in the same quarter in 2004. Laybourne added, “The decrease in selling and administrative expenses as a percentage of net sales is due primarily to an increase in supplier funds used to offset specific marketing expenditures.”

Insight UK’s non-GAAP earnings from operations as a percentage of net sales were 2.6% compared to 2.8% in the first quarter of 2004.

Direct Alliance

Direct Alliance posted overall net sales of $18.1 million in the quarter ended March 31, 2005, down from $18.7 million in the first quarter of 2004. For the three months ended March 31, 2005, Direct Alliance’s largest client accounted for approximately 54% of Direct Alliance’s net sales, and the top three clients represented 82% of net sales. For the three months ended March 31, 2004, Direct Alliance’s largest client accounted for approximately 61% of Direct Alliance’s net sales, and the top three clients represented 91% of net sales.

Direct Alliance’s gross profit decreased $1.0 million or 20% to $3.8 million for the first quarter of 2005, compared to $4.8 million for the first quarter of 2004. The decrease was due primarily to renegotiated fee structures as part of multi-year contract renewals with some of Direct Alliance’s largest clients. These decreases were offset partially by increases in gross profit contributed by other clients and collection of fees from a smaller client not previously recognized due to initial collectibility concerns.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2005 Results, Page 4	April 21, 2005

Selling and administrative expenses at Direct Alliance decreased 15% to $1.3 million for the first quarter of 2005, compared to $1.5 million for the first quarter of 2004. Selling and administrative expenses as a percentage of net sales were 7.2% in the first quarter of 2005, compared to 8.2% in the first quarter of 2004. The decrease is due primarily to a recovery of bad debt during the first quarter of 2005.

Direct Alliance posted earnings from operations of $2.5 million for the first quarter of 2005, a 22% decrease, compared to earnings from operations of $3.3 million for the first quarter of 2004.

CONFERENCE CALL AND WEBCAST

We will host a conference call and live webcast today at 5:00 p.m. EDT to discuss the quarterly results of operations. A live webcast of the conference call (in listen-only mode) will be available on our corporate website at www.insight.com and a replay of the webcast will be available on our corporate website for a limited time.

FORWARD-LOOKING INFORMATION

     Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include: projections of matters that affect net sales, gross profit, operating expenses, earnings from operations or net earnings; projections of capital expenditures; projections for growth; hiring plans; plans for future operations; financing needs or plans; plans relating to our products and services; statements of belief; and statements of assumptions underlying any of the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following:

•	changes in the economic environment and/or information technology industry;

•	reliance on suppliers for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	reliance on a limited number of outsourcing clients;

•	actions of competitors, including manufacturers of products we sell;

•	disruptions in our information technology and voice and data networks;

•	failure to comply with the terms and conditions of our public sector contracts;

•	risks associated with international operations;

•	integration and operation of future acquired businesses;

•	dependence on key personnel;

•	decreased effectiveness of equity compensation and changes in accounting for equity compensation;

•	rapid changes in product standards;

•	ability to renew or replace short-term financing facilities;

•	recently enacted and proposed changes in securities laws and regulations;

•	intellectual property infringement claims; and

•	risks that are otherwise described from time to time in our Securities and Exchange Commission reports, including but not limited to the items discussed in “Factors that Could Affect Future Results and Financial Condition” set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part 1, Item 2 of our Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission.

We assume no obligation to update, and do not intend to update, any forward-looking statements.

Contacts:	Stanley Laybourne	Karen McGinnis
	Executive Vice President,	Senior Vice President-
	Chief Financial Officer, Secretary	Finance
	and Treasurer	Tel. 480-333-3074
	Tel. 480-350-1142	Email kmcginni@insight.com
Email slaybour@insight.com

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2005 Results, Page 5	April 21, 2005

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2005	2004
Net sales	$779,367	$721,485
Costs of goods sold	684,119	631,202

Gross profit	95,248	90,283
Operating expenses:
Selling and administrative expenses	70,980	70,065
Reductions in liabilities assumed in a previous acquisition	(664)	(3,160)

Earnings from operations	24,932	23,378
Non-operating (income) expense:
Interest income	(801)	(316)
Interest expense	293	383
Other expense (income), net	159	(445)

Earnings from continuing operations before income taxes	25,281	23,756
Income tax expense	9,769	7,316

Net earnings from continuing operations	15,512	16,440
Discontinued operation:
Earnings from discontinued operation before income taxes	—	859
Income tax expense from discontinued operation	—	711

Net earnings	$15,512	$16,588

Net earnings per share — Basic:
Net earnings from continuing operations	$0.31	$0.34
Net earnings from discontinued operation	—	0.01

Net earnings per share	$0.31	$0.35

Net earnings per share — Diluted:
Net earnings from continuing operations	$0.31	$0.34
Net earnings from discontinued operation	—	—

Net earnings per share	$0.31	$0.34

Shares used in per share calculation:
Basic	49,572	47,688

Diluted	50,132	48,878

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2005 Results, Page 6	April 21, 2005

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2005	2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$82,472	$38,443
Accounts receivable, net	400,814	447,907
Receivable from underwriter on sale of PlusNet shares	—	28,024
Inventories, net	90,774	95,903
Inventories not available for sale	42,593	41,791
Deferred income taxes and other current assets	40,728	35,455

Total current assets	657,381	687,523

Property and equipment, net	114,605	113,079
Goodwill, net	86,867	86,907
Other assets	140	132

	$858,993	$887,641

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$181,879	$198,322
Inventories financing facility	6,300	17,554
Accrued expenses and other current liabilities	50,584	59,110
Customer payments in advance of shipment	36,004	16,270
Short-term financing facility	—	25,000

Total current liabilities	274,767	316,256

Line of credit	—	—
Deferred income taxes and other long-term liabilities	13,225	11,826

Stockholders’ equity:
Preferred stock	—	—
Common stock	494	494
Additional paid-in capital	302,443	301,580
Retained earnings	243,075	230,879
Accumulated other comprehensive income – foreign currency translation adjustment	24,989	26,606

Total stockholders’ equity	571,001	559,559

	$858,993	$887,641

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2005 Results, Page 7	April 21, 2005

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net earnings from continuing operations	$15,512	$16,440
Plus: net earnings from discontinued operation	—	148

Net earnings	15,512	16,588

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	4,539	5,605
Provision for losses on accounts receivable	1,407	1,073
Write-downs of inventories	2,375	1,327
Tax benefit from stock options exercised	665	4,091
Deferred income taxes	2,799	4,542
Changes in assets and liabilities:
Decrease in accounts receivable	44,808	15,900
Decrease in inventories	1,813	9,472
Increase in other current assets	(6,636)	(5,544)
(Increase) decrease in other assets	(69)	146
(Decrease) increase in accounts payable	(15,902)	1,935
Decrease in inventories financing facility	(11,254)	(2,744)
Increase in customer payments in advance of shipment	19,754	51
Decrease in accrued expenses and other current liabilities	(8,350)	(7,121)

Net cash provided by operating activities	51,461	45,321

Cash flows from investing activities:
Cash receipt of underwriter receivable	27,776	—
Purchases of property and equipment	(6,389)	(2,994)

Net cash provided by (used in) investing activities	21,387	(2,994)

Cash flows from financing activities:
Repayments on short-term financing facility	(25,000)	(55,000)
Repurchase of common stock	(3,316)	—
Repayment of long-term liabilities	(42)	(1,904)
Proceeds from sales of common stock through employee stock plans	198	15,801

Net cash used in financing activities	(28,160)	(41,103)

Foreign currency impact on cash flow	(659)	1,059

Increase in cash and cash equivalents	44,029	2,283
Cash and cash equivalents at beginning of period	38,443	41,897

Cash and cash equivalents at end of period	$82,472	$44,180

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2005 Results, Page 8	April 21, 2005

Insight Enterprises, Inc. and Subsidiaries
Quarterly Segment Operating Data Table
(unaudited)

	Three Months Ended
	March 31,
	2005	2004	% change
Insight North America
Number of account executives	1,109	1,195	(7%)
Direct shipments %	63%	55%		***
Average order size	$1,719	$1,641	5%
Percent of web sales	13%	10%	41	%*
Product Mix (as a % of product net sales):
Notebooks and PDA’s	16%	17%	5	%*
Desktops and servers	17%	18%	—	%*
Software	12%	11%	20	%*
Storage devices	8%	7%	16	%*
Networking and connectivity	11%	10%	23	%*
Printers	8%	9%	(2	%)*
Monitors and video	7%	8%	—	%*
Memory and processors	6%	5%	29	%*
Supplies and accessories	7%	7%	16	%*
Miscellaneous	8%	8%	16	%*
Insight UK
Number of account executives	296	272	9%
Direct shipments %	47%	49%	(3	%)**
Average order size	$1,077	$1,073	18%
Percent of web sales	18%	16%	17	%*
Product Mix (as a % of product net sales):
Notebooks and PDA’s	19%	19%	—	%*
Desktops and servers	13%	12%	13	%*
Software	15%	14%	6	%*
Storage devices	7%	7%	(1	%)*
Networking and connectivity	8%	8%	—	%*
Printers	10%	11%	(17	%)*
Monitors and video	10%	11%	(13	%)*
Memory and processors	4%	4%	5	%*
Supplies and accessories	8%	8%	(3	%)*
Miscellaneous	6%	6%	(6	%)*
Direct Alliance
Net sales mix:
Service fees	90%	93%	(6	%)*
Pass through product sales	10%	7%	26	%*

*	Based on net sales dollars.

**	Based on number of direct shipments.

***	The number of shipments, including direct shipments, is captured differently in the new Maximus IT system than the old IT system; therefore, the % change in direct shipments is not available.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2005 Results, Page 9	April 21, 2005

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Segment Reporting Information
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2005
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$642,676	$118,615	$18,076	$779,367
Costs of goods sold	566,932	102,960	14,227	684,119

Gross profit	75,744	15,655	3,849	95,248
Operating expenses:
Selling and administrative expenses	57,082	12,591	1,307	70,980
Reductions in liabilities assumed in previous acquisition	—	(664)	—	(664)

Earnings from operations	$18,662	$3,728	$2,542	24,932

Non-operating income, net				(349)

Earnings from continuing operations before income taxes				25,281
Income tax expense				9,769

Net earnings from continuing operations				15,512
Discontinued operation:
Earnings from discontinued operation before income taxes				—
Income tax expense from discontinued operation				—

Net earnings				$15,512

Total assets	$872,059	$156,479	$68,592	$858,993 *

*	Consolidated total assets include net intercompany eliminations and corporate assets of $238,137.

	Three Months Ended March 31, 2004
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$582,312	$120,477	$18,696	$721,485
Costs of goods sold	513,550	103,758	13,894	631,202

Gross profit	68,762	16,719	4,802	90,283
Operating expenses:
Selling and administrative expenses	55,230	13,305	1,530	70,065
Reductions in liabilities assumed in previous acquisition	—	(3,160)	—	(3,160)

Earnings from operations	$13,532	$6,574	$3,272	23,378

Non-operating income, net				(378)

Earnings from continuing operations before income taxes				23,756
Income tax expense				7,316

Net earnings from continuing operations				16,440
Discontinued operation:
Earnings from discontinued operation				859
Income tax expense from discontinued operation				711

Net earnings				$16,588

Total assets	$736,229	$121,939	$59,245	$769,907 *

*	Consolidated total assets include net intercompany eliminations and corporate assets of $147,506.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2005 Results, Page 10	April 21, 2005

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Adjusted Condensed Consolidated Statements of Earnings
(In thousands, except per share data and footnotes)
(Unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2005			March 31, 2004
	GAAP	Adjustments	Non-GAAP (b)	GAAP	Adjustments	Non-GAAP(b)
Net sales	$779,367	$—	$779,367	$721,485	$—	$721,485
Costs of goods sold	684,119	—	684,119	631,202	—	631,202

Gross profit	95,248	—	95,248	90,283	—	90,283
Operating expenses:
Selling and administrative expenses	70,980		70,980	70,065	—	70,065
Reductions in liabilities assumed in previous acquisition	(664)	664 (a)	—	(3,160)	3,160 (a)	—

Earnings from operations	24,932	(664)	24,268	23,378	(3,160)	20,218
Non-operating (income) expense:
Interest income	(801)	—	(801)	(316)	—	(316)
Interest expense	293	—	293	383	—	383
Other expense (income), net	159	—	159	(445)	—	(445)

Earnings from continuing operations before income taxes	25,281	(664)	24,617	23,756	(3,160)	20,596
Income tax expense	9,769	(358)	9,411	7,316	(272)	7,044

Net earnings from continuing operations	$15,512	$(306)	$15,206	$16,440	$(2,888)	$13,552
Discontinued operation:
Earnings from discontinued operation before income taxes	—	—	—	859	—	859
Income tax expense from discontinued operation	—	—	—	711	—	711

Net earnings	$15,512	$(306)	$15,206	$16,588	$(2,888)	$13,700

Net earnings per share — Basic:
Net earnings from continuing operations	$0.31	$—	$0.31	$0.34	$(0.06)	$0.28
Net earnings from discontinued operation	—	—	—	0.01	—	0.01

Net earnings per share	$0.31	$—	$0.31	$0.35	$(0.06)	$0.29

Net earnings per share — Diluted:
Net earnings from continuing operations	$0.31	$(0.01)	$0.30	$0.34	$(0.06)	$0.28
Net earnings from discontinued operation	—	—	—	—	—	—

Net earnings per share	$0.31	$(0.01)	$0.30	$0.34	$(0.06)	$0.28

Shares used in per share calculation:
Basic	49,572	49,572	49,572	47,688	47,688	47,688

Diluted	50,132	50,132	50,132	48,878	48,878	48,878

Footnotes:

(a)	During the three months ended March 31, 2005 and 2004, Insight UK settled certain liabilities assumed in a previous acquisition for $664,000 and $3.2 million, respectively, less than the amounts originally recorded.

(b)	Non-GAAP Financial Measures: The non-GAAP financial measures in the 2005 and/or 2004 periods exclude income resulting from reductions in liabilities assumed in a previous acquisition and the tax effects of these items. We exclude these items when internally evaluating the results of operations for the Company and the individual operating segments and when comparing results of operations to competitors’ operating results. We believe that the non-GAAP financial measures are useful to investors because they allow for greater transparency and facilitate comparisons to prior periods and to competitors. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958